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                                                                     Exhibit 4.4

                                   AMENDMENT 2

Article I of the Articles of Incorporation of the Company was amended in its entirety in June, 2005 to read as follows:

"Article I - Name: The exact name of this corporation is:

     Bayou City Exploration, Inc."